UNITED STATES
                  SECURITIES AND EXCHANGE COMMMISSION
                       Washington, D.C. 20549


                              FORM 8-K
                           Current Report
                Pursuant to Section 13 or 15d of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) :   February 25, 2003

                            SPIEGEL, INC.

   (Exact name of registrant as specified in its charter)


  Delaware                 0-16126             36-2593917
 (State of                 (Commission file    (I.R.S. Employer
                            number)             Identification No.)

   3500 Lacey Road
   Downers Grove, IL                            60515-5432
  (Address of principal executive offices)      (Zip Code)


                            (630) 986-8800
       (Registrant's telephone number, including area code)

                               No Change
  (Former name or Former address, if changed since last report)

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Item 5. Other Events

Securitization of Receivables

A principal source of liquidity for the Company has been its ability to securitize substantially all of the credit card receivables that it generates. Many of the customers at the Company's merchant companies have received credit through private-label credit cards issued by First Consumers National Bank ("FCNB"), the Company's special-purpose bank. Approximately 41% of the Company's total net sales in fiscal 2001 were made with the Company's private-label credit cards. FCNB also has issued MasterCard and VISA bankcards to the general public.

The Company securitizes the receivables generated by the use of its private-label cards and bankcards by selling them to securitization vehicles, which, in turn, sell asset backed securities ("ABS") to investors. At present, these vehicles have issued six series (each a "Series") of ABS securities, three of which are backed, on a revolving basis, by private-label receivables and three of which are backed, also on a revolving basis, by bankcard receivables. MBIA Insurance Corporation ("MBIA") insures the investors in two of the private-label Series. Under these arrangements, the securitization vehicles had outstanding an aggregate of approximately $2.2 billion of notes and certificates at the end of December 2002.

Each Series requires that the revolving pool of receivables supporting the Series achieve certain minimum performance requirements. If the receivables pool cannot achieve these minimum performance requirements, a "Pay Out Event" will occur. A Pay Out Event, which is also known as an early amortization event, would divert monthly excess cash flow remaining after the payment of debt service and other expenses to repay principal to investors on an accelerated basis, rather than to pay the cash to the Company upon deposit of new receivables. These cash payments would have been utilized by the Company to fund its operations.

As previously reported in the Company's Form 10-K for its fiscal year 2001 (the "Form 10-K"), filed by the Company in February 2003, the Company had forecasted that, in the next several months, it would not meet these minimum performance requirements. As a result of a new forecast, the Company presently expects that, for the reporting period ending on February 28, 2003, it will fail to meet these minimum performance requirements on two of the Series that are backed by bankcard receivables and potentially on one of the insured Series backed by private-label receivables. If the two bankcard Series fail to meet these minimum performance requirements, there would be an automatic Pay Out Event applicable to these two Series, as well as to the remaining bankcard Series as a result of cross-default provisions, in early March 2003. In addition, failure to meet the minimum performance requirements by the one insured private-label Series would result in an automatic Pay Out Event applicable to that Series as well as to the uninsured private-label Series in early March 2003, which would entitle MBIA to declare a Pay Out Event on the remaining insured private-label Series.

If these Pay Out Events were to occur, the Company may be required, for at least a period of time, to transfer newly generated receivables from existing customers to the securitization vehicles for the benefit of the investors, without receiving payment in cash for these receivables. The Company would not have sufficient cash or cash flow from operations to make up this shortfall. Accordingly, the Company would need to obtain a new credit facility or some other source of financing. As previously disclosed in the Form 10-K, the Company has been in default on its existing revolving credit facility since fiscal 2001 and, accordingly, the Company is not permitted to borrow additional amounts under this facility and all existing borrowings thereunder are currently due and payable. While the Company is presently considering its alternatives, given its current financial condition, it may be unable to obtain this alternative financing.

Bankcard Liquidation

As previously disclosed in the Form 10-K, the Office of the Comptroller of the Currency (the "OCC"), which supervises FCNB, approved a disposition plan providing for the sale or liquidation of the Company's bankcard portfolio by April 30, 2003, as part of an agreement with the OCC to liquidate FCNB at some point thereafter. Under the terms of this plan, if FCNB did not receive an acceptable offer to buy the bankcard portfolio in January 2003, it was required to implement plans to liquidate its bankcard portfolio. FCNB, in addition to its own bankcard operations, issues substantially all of the Company's private-label credit cards and services the related receivables, including securitized receivables. Because the Company's bankcard business is held for sale, it has been classified as a discontinued operation.

On February 14, 2003, the Company received a letter from the OCC requiring FCNB to immediately begin the process of liquidating the bankcard portfolio and indicating the steps it must take to do so. The OCC letter requires FCNB to:
1) notify the trustee for each of the Company's bankcard Series that FCNB will either amend the relevant securitization documents to replace FCNB with a successor servicer and administrator or resign as servicer and administrator at the earliest date permissible under the agreements, 2) cease all credit card solicitations for its bankcards, 3) cease accepting new bankcard applications and credit lines and offering credit line increases to any existing bankcard account, 4) notify cardholders that FCNB will no longer honor bankcard charges or or before March 31, 2003, and 5) cease accepting new charges on existing bankcard accounts on or before April 1, 2003.

The Company has complied and continues to comply with these OCC requirements. The Company also continues to have discussions with potential acquirers for the sale of the bankcard business. However, there can be no guarantees that the outcome of these discussions will result in the sale of the bankcard business in the time permitted by the OCC. If the Company were to sell the bankcard business for less than the price reflected in the preliminary letters of interest previously received by it from potential third-party acquirers or if the Company were required to liquidate the bankcard portfolio, the Company will likely have to increase its estimated loss on the disposal of the bankcard business. If the Company is not able to sell the bankcard business before Apri1 1, 2003, a Pay Out Event will occur with respect to each bankcard Series as a result of the OCC's requirements that FCNB cease accepting new charges on existing bankcard accounts.

Although the Company plans to dispose of the bankcard business, it plans to remain in the private-label credit card business, as these credit card sales are extremely important to its merchant operations, particularly its catalogue operations. In the future, it plans to issue its private-label credit cards through its merchant operations, rather than FCNB but also may consider seeking a third-party credit provider. The Company is in the process of establishing an in-house capability to service these receivables or otherwise it will seek to secure a third-party credit provider.

Other

As previously disclosed, the Company's executive vice president and chief financial officer, James R. Cannataro, resigned from his position in early February 2003. No replacement has yet been appointed by the Company. The Company cannot predict whether there will be further changes in the composition of its board of directors or management.

General

As a result of the foregoing matters, as well as the other issues disclosed in the Form 10-K, the Company may not have sufficient funds to finance its operations beginning in the near future and thereafter. In light of the Company's existing operating and financing challenges, the Company is exploring a range of strategic options, in conjunction with its ongoing discussions with lenders and other parties, to restructure its debt obligations and securitization arrangements and provide for the Company's continued operations. As part of these efforts, the Company is taking steps to engage the services of restructuring advisors. In addition, based on the above new information, the Company is currently assessing the impact of these issues on its consolidated financial statements.




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SIGNATURES

Pursuant to the requirements of the Securities Exhchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SPIEGEL, INC.
                                       (Registrant)

Dated:   February 25, 2003           By: /s/ Martin Zaepfel
                                     -------------------------
                                     Martin Zaepfel
                                     Vice Chairman, President and
                                     and Chief Executive Officer
                                     (Principal Operating
                                      Executive Officer)

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